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                                                                   EXHIBIT 10.17

As of November 1, 2002

Christopher Saridakis
DoubleClick Inc.
450 W. 33rd Street
New York, NY 10001

Dear Chris:

    This letter agreement will confirm our understandings and obligations in connection with your separation from DoubleClick Inc. As used in this letter agreement, 'DoubleClick' is defined to include, as appropriate, DoubleClick Inc., any directly or indirectly held subsidiary, any affiliated entity, and any successor to any of the foregoing.

    Resignation. You hereby resign, effective immediately, from your position as Senior Vice President, Global TechSolutions and any other currently held positions with DoubleClick. This letter agreement confirms that your authority and responsibility for any DoubleClick 'policymaking function' (as that term is used in Rule 16a-1 to the Rules and Regulations to the Securities Exchange Act of 1934) immediately ceases upon your resignation from these positions. From today through and including the earlier of May 30, 2003, or the date upon which you obtain new employment, which date will be the effective date of your termination (the 'Termination Date'), you will continue to be employed by DoubleClick and will assist in those special projects as may be designated by DoubleClick's Chief Executive Officer or President and reasonably acceptable to you. DoubleClick acknowledges that you will be able to serve in your new capacity without being present in DoubleClick's offices on a daily basis.

    Separation Pay. In lieu of a notice period and in consideration for your agreeing to the terms of this agreement, you will receive: (a) your regular salary at your current base rate of pay for the period from today through and including May 30, 2003, with any then-unpaid balance to be paid in a lump sum in the event of any Termination Date that occurs before May 30, 2003; and (b) a lump-sum payment of $93,333.33, based on target commissions for the fourth quarter 2002 ($53,333.33) and first quarter 2003 ($40,000), payable on or about the earlier of the Termination Date, or the conclusion of each respective quarter in the ordinary course of business. All payments will be less customary deductions and withholdings.

    You agree to notify me in writing upon acceptance of employment with any other employer.

    Stock Sales. DoubleClick will, to the extent necessary, file to remove you as a Section 16 reporting officer. You acknowledge that you are familiar with the trading and reporting requirements applicable to a former Section 16 reporting officer. Until May 1, 2003, you agree to continue to abide by DoubleClick's insider trading policies, for which purposes you shall remain a 'Listed Employee' until November 1, 2002. During the period until May 1, 2003, you agree to notify DoubleClick in advance of any planned stock sales by you, a member of your household or those financially dependent on you, although it is acknowledged that you will no longer be subject to DoubleClick's insider trading policies following the Termination Date.

    Stock Options. This letter agreement confirms that all stock options granted to you by DoubleClick prior to the date of this letter will continue to vest according to their respective terms through and including the Termination Date.

    Release of Claims. You, on your own behalf and on behalf of any spouse, heirs, legal representatives, successors-in-interest, and assigns, waive, release, and discharge DoubleClick Inc., its present and former subsidiaries, divisions, departments, affiliated entities, predecessors, partners, joint venturers, directors, officers, shareholders, agents, employees, successors, and assigns from any and all claims, rights, demands, debts, obligations, damages or accountings of whatever nature which you may have, may have had, or, in the future, may believe you had, against DoubleClick occurring prior to the




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date of this agreement, whether known or unknown, asserted or unasserted, including but not limited to: (a) all claims and liability for any acts that violated or may have violated your rights under any contract, tort, or other common law, any federal, state, or local fair employment practices or civil rights law or regulation, any employee relations statute, executive order, law, regulation, or ordinance, any workers compensation law, or any other duty or obligation of any kind, including but not limited to rights created by 42 U.S.C. 'SS' 1981, Title VII of the Civil Rights Act of 1964 ('Title VII'), the Age Discrimination in Employment Act ('ADEA'), the Americans with Disabilities Act ('ADA'), the Family and Medical Leave Act ('FMLA'), and all other federal, state, and local laws prohibiting employment discrimination of whatever kind or nature; (b) all liability for any claims whatsoever which were or may have been alleged against or imputed to DoubleClick by you or anyone acting on your behalf; (c) all rights to or claims for wages, commissions, monetary or equitable relief, or compensatory, punitive, or liquidated damages, or reemployment or reinstatement in any position; and (d) all rights to or claims for attorneys' fees, costs, or disbursements.

    DoubleClick, on its own behalf and on behalf of any present and former subsidiaries, divisions, departments, affiliated entities, predecessors, partners, joint venturers, directors, officers, shareholders, agents, employees, successors, and assigns waives, releases, and discharges you, your spouse, heirs, legal representatives, and assigns, from any and all claims, rights, demands, debts, obligations, damages, or accountings of whatever nature which it may have, may have had, or, in the future, may believe it had, against you arising prior to the date of its signing this agreement, whether known or unknown, asserted or unasserted other than acts or conduct constituting fraud, gross negligence, or willful misconduct.

    On or promptly following the Termination Date, DoubleClick hereby agrees to execute a release in the form attached hereto as Exhibit A, and you hereby agree to execute a release in the form attached hereto as Exhibit B. You acknowledge and agree that DoubleClick's obligation to pay any Separation Pay to you hereunder (other than salary continuation) is expressly contingent upon your execution of the release attached as Exhibit B (provided that DoubleClick concurrently executes the release attached as Exhibit A).

    Confidentiality. You shall keep the terms and conditions of this agreement strictly confidential. You shall not disclose the terms of this agreement, except to your tax, finance, or legal advisors, or to your immediate family members, or to potential new employers, each of whom will also have an obligation of confidentiality.

    You further recognize and reaffirm that the Employee Covenant of Confidentiality and the Employee Proprietary Information and Inventions Agreement you signed pursuant to your employment with DoubleClick continue in full force and effect. You agree that you will never disclose DoubleClick trade secret or proprietary information, including but not limited to information in its databases, technical or scientific information relating to current or future products, services, or research, business or marketing plans or projections, earnings and other financial data, personnel information, including executive and organizational changes, software, computer systems, and programs, and policies and procedures of DoubleClick.

    Return of Company Property. By signing below, you agree that you will return to DoubleClick, on or before the Termination Date, any documents (including electronic documents, disks, and files) that you received and/or created as part of your employment with DoubleClick and that remain in your possession, custody, or control, and you further agree that you will not, to the best of your knowledge and belief, have retained (yourself or through an agent) any copies thereof. You further agree that you will, on or before the Termination Date, all tangible company property that remains in your possession, custody, or control, including but not limited to company-sponsored credit cards and/or calling cards, cellular telephones, computer equipment, keys, badges, and any other company property. You agree and understand that your material compliance with the requirements of this paragraph is an express condition to your entitlement to the Separation Pay set forth above. We acknowledge that you will vacate your office following the date of this letter agreement, and that you may remove your personal belongings from the company premises at your convenience. You agree that DoubleClick may, at its discretion, examine all documents and other materials that you have designated as personal, prior to their removal from the company premises. Through and including the Termination Date, you will be allowed continued use of your computer, email account, and DoubleClick telephone number.

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    Non-Solicitation. You agree that for the duration of your employment with
DoubleClick and through and including April 30, 2004 (the 'Restricted Period'), you may not solicit any DoubleClick employee on behalf of another employer or encourage any DoubleClick employee to leave the company. Similarly, you agree that for the same period of continued employment and through and including the Restricted Period, you may not solicit any DoubleClick account, on your behalf or on behalf of any other individual or entity, for the purpose of engaging in 'DoubleClick Competitive Business' (as defined in the following paragraph).

    Non-Competition. You agree that for the duration of your employment with DoubleClick and through and including the Restricted Period, you may not, as an employee, agent, consultant, advisor, independent contractor, partner, officer, director, stockholder, owner, co-venturer, principal, investor, lender, or guarantor of any corporation, partnership, or other entity, or in any other capacity, directly or indirectly: (a) engage in any business in which DoubleClick, as of the Termination Date, is engaged or, to your knowledge, proposes to engage, in each case a material part of DoubleClick's business ('DoubleClick Competitive Business'); (b) authorize your name to be used in connection with a DoubleClick Competitive Business; or (c) acquire any debt, equity, or other ownership interest in any person or entity engaged, to your knowledge, in a DoubleClick Competitive Business, except that you may own, in the aggregate, not more than one percent (1%) of the outstanding equity of any publicly traded entity that is engaged in a DoubleClick Competitive Business as a material part of such entity's business. You hereby acknowledge that the scope of this non-competition obligation is fair and reasonable, and is given in consideration of the other benefits set forth in this letter agreement.

    Duty to Cooperate. You agree to cooperate with DoubleClick in providing truthful testimony or information with respect to all inquiries or investigations, claims and litigation pertaining to DoubleClick.

    Benefits. You are entitled to the following benefits: You will receive payment for any accrued but unused Paid Time Off days through November 1, 2002. You will receive any entitlement under DoubleClick's 401(k) plan in accordance with the terms of the plan as applied to all covered employees. You will be refunded the post-tax value of your cash balance from contributions, if any, to the Employee Stock Purchase Plan. You will be reimbursed for any usual and ordinary business expenses incurred in connection with your employment in accordance with DoubleClick's expense policy. You will be entitled to retain, and exercise, all stock options vested on or before the Termination Date in accordance with the terms expressed in the respective notices of grant of stock option. Your entitlement to stock option vesting shall cease completely as of that date.

    Your benefits and coverages under the medical insurance arrangements to which you are subject as of the date of this agreement will continue, under the current terms and conditions, through the last day of the month in which your Termination Date falls, on which date such benefits and coverages will cease and you will be eligible to continue such benefits and coverages at your expense pursuant to the federal law known as COBRA. You will be receiving more detailed information concerning your option to continue your health coverage under separate cover. Other than the foregoing benefits and the Separation Pay set forth above, you will not be entitled to any form of payment or benefit.

    Entire Agreement/Choice of Law/Severability. This agreement contains the entire agreement between the parties and shall be governed by the laws of the State of New York without giving effect to its principles of conflicts of law. You hereby agree that you are subject to the jurisdiction of the courts of the State of New York. This agreement may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

    Should any provision of this agreement be declared or be determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms, or provisions shall not be affected thereby and said illegal or invalid part, term, or provision shall be deemed not to be part of this agreement.

    Acknowledgment. You acknowledge by signing this agreement that you have read it in its entirety, understand all of its terms and conditions, and knowingly and voluntarily assent to those terms and conditions. Any alterations to this agreement shall not affect its terms; your signature shall be deemed

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an acceptance of its terms without modification. You further acknowledge that you have been advised of your right to consult with counsel in connection with this agreement.

    To signify your acceptance of these terms, please sign and date this agreement in the space provided and return the original to me within seven days.

    We wish you the best of success in your future endeavors.

                                          Very truly yours,

                                          DOUBLECLICK INC.

                                          BY:         /s/ MELANIE HUGHES
                                              ..................................
                                                       MELANIE HUGHES
                                                    SVP, HUMAN RESOURCES

AGREED TO AND ACCEPTED:

BY:      /s/ CHRISTOPHER SARIDAKIS
     .................................
          CHRISTOPHER SARIDAKIS

           November 1, 2002
 .....................................
                 DATE

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                                                                       EXHIBIT A

                     RELEASE OF CLAIMS BY DOUBLECLICK INC.

    For good and valuable consideration, DoubleClick Inc., on its own behalf and on behalf of any present and former subsidiaries, divisions, departments, affiliated entities, predecessors, partners, joint venturers, directors, officers, shareholders, agents, employees, successors, and assigns (collectively referred to hereinafter as 'DoubleClick') waives, releases, and discharges Christopher Saridakis, any spouse, heirs, legal representatives, and assigns (collectively, 'Saridakis'), from any and all claims, rights, demands, debts, obligations, damages or accountings of whatever nature which it may have, may have had, or, in the future, may believe it had, against Saridakis arising prior to the date of its signing this release, whether known or unknown, asserted or unasserted other than acts or conduct constituting fraud or intentional misconduct, including but not limited to: (a) all claims and liability for any acts that violated or may have violated its rights under any contract, tort, or other common law, any federal, state or local law, or any other duty or obligation of any kind; (b) all liability for any claims whatsoever which were or may have been alleged against or imputed to Saridakis by DoubleClick or anyone acting on Saridakis' behalf; (c) all rights to or claims for wages, commissions, monetary or equitable relief, or compensatory, punitive, or liquidated damages, or reemployment or reinstatement in any position; and
(d) all rights to or claims for attorneys' fees, costs, or disbursements.

    Notwithstanding the foregoing, this release shall not apply to claims based on, or preserved by, the November 1, 2002 letter agreement between Saridakis and DoubleClick.

                                          DOUBLECLICK INC.

                                          BY:
                                              ..................................
                                                       MELANIE HUGHES
                                                    SVP, HUMAN RESOURCES

                                          Dated:  ..............................

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                                                                       EXHIBIT B

                   RELEASE OF CLAIMS BY CHRISTOPHER SARIDAKIS

    For good and valuable consideration, I, on my own behalf and on behalf of any spouse, heirs, legal representatives, and assigns, waive, release, and discharge DoubleClick Inc., its present and former subsidiaries, divisions, departments, affiliated entities, predecessors, partners, joint venturers, directors, officers, shareholders, agents, employees, successors, and assigns (collectively referred to hereinafter as 'DoubleClick') from any and all claims, rights, demands, debts, obligations, damages, or accountings of whatever nature which I may have, may have had, or, in the future, may believe I had, against DoubleClick arising prior to the date of my signing this release, whether known or unknown, asserted or unasserted, other than acts or conduct constituting fraud or intentional misconduct, including but not limited to: (a) all claims and liability for any acts that violated or may have violated my rights under any contract, tort, or other common law, any federal, state, or local fair employment practices or civil rights law or regulation, any employee relations statute, executive order, law, regulation, or ordinance, any workers compensation law, or any other duty or obligation of any kind, including but not limited to rights created by 42 U.S.C. 'SS' 1981, Title VII of the Civil Rights Act of 1964 ('Title VII'), the Age Discrimination in Employment Act ('ADEA'), the Americans with Disabilities Act ('ADA'), the Family and Medical Leave Act ('FMLA'), and all other federal, state, and local laws prohibiting employment discrimination of whatever kind or nature; (b) all liability for any claims whatsoever which were or may have been alleged against or imputed to DoubleClick by me or anyone acting on my behalf; (c) all rights to or claims for wages, commissions, monetary, or equitable relief, or compensatory, punitive, or liquidated damages, or reemployment or reinstatement in any position; and
(d) all rights to or claims for attorneys' fees, costs, or disbursements.

    Notwithstanding the foregoing, this release shall not apply to claims based on, or preserved by, the November 1, 2002 letter agreement between me and DoubleClick.

                                           .....................................
                                                  CHRISTOPHER SARIDAKIS

                                          Dated:  ..............................

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